UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2014

ATHLON ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36026	46-2549833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

420 Throckmorton Street, Suite 1200, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 984-8200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2014, Athlon Holdings LP (“Holdings”) and Athlon Finance Corp. (“Finance Corp.” and, together with Holdings, the “Issuers”), as issuers, and Athlon Energy Inc., as guarantor (“Athlon Energy”), completed the previously announced offering of $650 million aggregate principal amount of the Issuers’ 6.000% Senior Notes due 2022 (the “Notes”) in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The Issuers issued the Notes pursuant to an indenture, dated as of May 1, 2014 (the “Indenture”), among the Issuers, Athlon Energy and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will mature on May 1, 2022. Interest on the Notes is payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2014. The Notes will be unconditionally guaranteed on a senior unsecured basis by Athlon Energy and all existing and certain future subsidiaries of Holdings (other than Finance Corp.).

At any time prior to May 1, 2017, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 106% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings. On and after May 1, 2017, the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 104.5% for the twelve-month period beginning on May 1, 2017; (ii) 103% for the twelve-month period beginning on May 1, 2018; (iii) 101.5% for the twelve-month period beginning on May 1, 2019; and (iv) 100% for the twelve-month period beginning on May 1, 2020 and at any time thereafter, plus accrued and unpaid interest, if any.

The Indenture contains customary covenants that, among other things, restrict the Issuers’ ability and the ability of certain of their subsidiaries to: (i) incur additional debt or issue certain types of securities; (ii) pay dividends on, purchase or redeem equity or purchase or redeem subordinated debt; (iii) make payments on subordinated indebtedness; (iv) create liens or other encumbrances; (v) make investments, loans or other guarantees; (vi) sell or otherwise dispose of a portion of their assets; (vii) engage in transactions with affiliates; and (viii) make acquisitions or merge or consolidate with another entity. These covenants are subject to a number of important exceptions and qualifications, including that certain of the covenants will be terminated if at any time no default exists under the Indenture and the Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.

The Indenture also contains customary events of default, including: (i) default in any payment of interest on any Note when due, continued for 30 days; (ii) default in payment of principal or premium, if any, of any Note when due (at maturity, upon redemption or otherwise); (iii) failure by Holdings for 180 days after notice to comply with any of its obligations, covenants or agreements contained in the Indenture; (iv) failure by Holdings or any restricted subsidiary for 60 days after notice to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (i), (ii) and (iii) above) contained in the Notes or the Indenture; (v) failure by Holdings or any significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary) to pay any indebtedness (other than indebtedness owing to Holdings or a restricted subsidiary) within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default, in each case, if the total amount of such indebtedness unpaid or accelerated exceeds $75.0 million; (vi) certain events of bankruptcy, insolvency or reorganization of Holdings or a significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary); (vii) failure by Holdings or any significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary) to pay final judgments aggregating in excess of $75.0 million (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days; or (viii) the subsidiary guarantee of a significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or an Issuer or any subsidiary guarantor that qualifies as a significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary) denies or disaffirms its obligations under the Indenture or any subsidiary guarantee with respect to the Notes and such default continues for 10 days. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to Holdings, all outstanding Notes will become immediately due and payable without further action or notice. If any other event of default occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Trustee and its respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Athlon Energy and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information regarding the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

4.1

Indenture between Wells Fargo Bank, N.A., as trustee, Athlon Holdings LP and Athlon Finance Corp., as issuers, and Athlon Energy Inc., as guarantor, dated May 1, 2014 relating to the 6.000% Senior Notes due 2022 (including form of Note).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHLON ENERGY INC.

Date: May 2, 2014	By:	/s/ William B. D. Butler
William B. D. Butler
Vice President—Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture between Wells Fargo Bank, N.A., as trustee, Athlon Holdings LP and Athlon Finance Corp., as issuers, and Athlon Energy Inc., as guarantor, dated May 1, 2014 relating to the 6.000% Senior Notes due 2022 (including form of Note).